UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
EXCHANGE ACT OF 1934

GasLog Partners LP

(Exact Name of Registrant as Specified in its Charter)

Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o GasLog Monaco S.A.M.

Gildo Pastor Center

7 Rue du Gabian

MC 98000, Monaco

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered 8.500% Series C Cumulative Redeemable Perpetual Fixed to Floating Rate Preference Units	Name of each exchange on which each class is to be registered New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-220736 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered

The class of securities to be registered hereunder is 8.500% Series C Cumulative Redeemable Perpetual Fixed to Floating Preference Units, liquidation preference $25.00 per unit (the “Series C Preference Units”), of GasLog Partners LP (the “Registrant”). The description of the Series C Preference Units is set forth under the caption “Description of the Series C Preference Units” in the prospectus filed by the Registrant on November 7, 2018, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which prospectus constitutes a part of the Registrant’s Registration Statement on Form F-3 (Registration No. 333-220736) filed with the Securities and Exchange Commission (the “SEC”) on September 29, 2017, as amended. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

1.1	Certificate of Limited Partnership of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s registration statement on Form F-3 (Registration No. 333-220736).

1.2

Fourth Amended and Restated Agreement of Limited Partnership of the Registrant, dated November 15, 2018, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Report on Form 6-K filed with the SEC on November 15, 2018.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GASLOG PARTNERS LP

Date: November 15, 2018	By:	/s/ Andrew J. Orekar
Name: Andrew J. Orekar
Title: Chief Executive Officer